                                                                    EXHIBIT 10.4


                            SUBSCRIPTION AGREEMENT

                        dated as of September 19, 1996
                                by and between

                         NEWBRIDGE LATIN AMERICA, L.P.

                                      and

                            MTEL PUERTO RICO, INC.

                               TABLE OF CONTENTS
                               -----------------



                                                                           Page
                                                                           ----

1.  Purchase of the Preferred Stock......................................     1
    1.1  Agreement to Purchase and Sell..................................     1
    1.2  Closing.........................................................     2
    1.3  Delivery and Payment............................................     2

2.  Representations and Warranties of Mtel LATAM
    and Mtel Puerto Rico.................................................     2
    2.1  Incorporation and Organization..................................     3
    2.2  Subsidiaries....................................................     3
    2.3  Capitalization..................................................     3
    2.4  Authorization; Valid and Binding
         Agreements......................................................     4
    2.5  Financial Statements............................................     5
    2.6  Undisclosed Liabilities.........................................     5
    2.7  No Conflicts, Violation, Etc....................................     6
    2.8  Consents........................................................     6
    2.9  Exemption from Securities Act...................................     7
    2.10 Litigation......................................................     7
    2.11 No Material Adverse Change......................................     7
    2.12 Compliance with Laws............................................     7
    2.13 Certificates, Authorizations, Permits
         and Licenses....................................................     8
    2.14 Affiliate Transactions..........................................     8
    2.15 Brokers.........................................................     8

3.  Representations and Warranties of the Purchaser......................     8
    3.1  Organization....................................................     9
    3.2  Authority.......................................................     9
    3.3  Consents........................................................     9
    3.4  No Conflicts, Violation, Etc....................................     9
    3.5  Purchase for Investment.........................................    10

4.  Counterparts.........................................................    12


 5.    Successors and Assigns.............................  12

 6.    Collateral Agreements, Amendments and Waivers......  12

 7.    Expenses...........................................  13

 8.    Invalid Provisions.................................  13

 9.    Notices............................................  13

10.    No Third-Party Beneficiaries.......................  14

11.    Law Governing......................................  14

12.    Further Assurances.................................  15

13.    Headings...........................................  15

14.    No Recourse Against Others.........................  15

                             SUBSCRIPTION AGREEMENT


          This SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of September 19, 1996, by and between MTEL PUERTO RICO, INC., a Delaware corporation ("Mtel Puerto Rico") and Newbridge Latin America, L.P., a Cayman Islands limited partnership (the "Purchaser").

          WHEREAS, Mtel Puerto Rico desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from Mtel Puerto Rico, 3,500 shares (the "Preferred Shares") of 12% Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Mtel Puerto Rico (the "Preferred Stock"); and

          WHEREAS, concurrently with the execution and the consummation of the transactions contemplated by this Agreement, the Purchaser, Mtel Puerto Rico and Mtel Latin America, Inc., a Delaware corporation ("Mtel LATAM"), are entering into a Stockholders and Exchange Rights Agreement, dated as of the date hereof and attached hereto as Exhibit A (the "Stockholders Agreement" and, collectively with this Agreement and the other agreements and documents concerning the transactions contemplated hereby and thereby, the "Transaction Documents") pursuant to which (i) the Purchaser shall have the right under certain circumstances to cause Mtel LATAM to exchange (a "Purchaser Exchange") the Preferred Shares for shares of Cumulative Redeemable Convertible Variable Rate Preferred Stock, par value $.01 per share, of Mtel LATAM (the "Mtel LATAM Preferred Stock"), (ii) Mtel LATAM shall have the right, commencing after November 30, 1997, to require the Purchaser to exchange (a "Mandatory Exchange") the Preferred Shares for shares of Mtel LATAM Preferred Stock and (iii) certain arrangements regarding the governance of Mtel Puerto Rico and the relationship between the stockholders of Mtel Puerto Rico are specified;

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

          1.    Purchase of the Preferred Stock.
                -------------------------------

          1.1.  Agreement to Purchase and Sell.  Upon the basis of the
                ------------------------------
representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Section 1.2 hereof and taking place simultaneously herewith, Mtel Puerto Rico agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from Mtel Puerto Rico, the Preferred Shares, the terms of which are set forth in the Amended and Restated Certificate of Incorporation of Mtel Puerto Rico, attached hereto as Exhibit B, free and clear of all claims, liens, charges and encumbrances of any nature whatsoever (collectively, "Liens"). In consideration of the issuance and sale of the Preferred Shares by Mtel Puerto Rico to the Purchaser, the Purchaser agrees to pay in the aggregate to Mtel Puerto Rico $3,500,000 (the "Purchase Price"), payable at the Closing.

          1.2.  Closing.  The closing of the transactions contemplated hereby
                -------
(the "Closing") is taking place at the offices of Skadden, Arps, Slate, Meagher & Flom at 919 Third Avenue, New York, New York 10022, at 9:00 a.m., Eastern Daylight Time, on September 19, 1996, simultaneously with the execution of this Agreement and the Stockholders Agreement. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          1.3.  Delivery and Payment.  At the Closing, (a) Mtel Puerto Rico is
                --------------------
delivering or causing to be delivered (if not previously delivered) to the Purchaser (i) one or more stock certificates evidencing the Preferred Shares issued in the name of the Purchaser, (ii) an executed copy of the Stockholders Agreement and (iii) all other documents, instruments and writings required by it to be delivered by Mtel Puerto Rico to the Purchaser pursuant to this Agreement and the other Transaction Documents to which it is a party or otherwise required in connection herewith and therewith by it, and (b) the Purchaser is delivering or is causing to be delivered to Mtel Puerto Rico (if not previously delivered)
(i) $3,500,000 by wire transfer of immediately available funds to the account of Mtel Puerto Rico to be designated by Mtel Puerto Rico in writing prior to the Closing, (ii) an executed copy of the Stockholders Agreement and (iii) all other documents, instruments and writings required to be delivered by the Purchaser to Mtel Puerto Rico pursuant to this Agreement and the other Transaction Documents or otherwise required in connection herewith or therewith.

          2.    Representations and Warranties of Mtel LATAM and Mtel Puerto
                ------------------------------------------------------------
Rico. Mtel Puerto Rico represents and warrants to the
----

Purchaser as of the date hereof (except as otherwise set forth herein) as follows:

          2.1.  Incorporation and Organization.  Mtel Puerto Rico is a
                ------------------------------
corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware. Mtel Puerto Rico (i) has all requisite corporate power and authority to transact its business as now or heretofore transacted and as proposed to be transacted and (ii) is duly qualified, licensed, or admitted to do business as a foreign corporation and is (if applicable) in good standing in each jurisdiction in which the character of its assets, properties and revenues (collectively, the "Assets") or the nature of its business requires such qualification, licensing, or admission, except for such jurisdictions where the failure to be so qualified, licensed, or admitted or to be in good standing would not have a material adverse effect on the business, operations or financial condition of Mtel Puerto Rico (a "Material Adverse Effect").

          2.2.  Subsidiaries.  Mtel Puerto Rico does not own, directly or
                ------------
indirectly, any capital stock, partnership interest, joint venture interest or any other security issued by any other corporation, partnership, limited liability company or other organization or entity.

          2.3.  Capitalization.
                --------------

                (a) As of the Closing, but prior to the issuance of the Preferred Shares to the Purchaser, (i) the authorized capital stock of Mtel Puerto Rico consists of 1,000 shares of Common Stock, par value $.01 per share, 1,000 of which are issued and outstanding and 10,000 shares of Preferred Stock, none of which are issued and outstanding and (ii) all of such issued and outstanding shares of Common Stock are owned by Mtel LATAM. All of the capital stock of Mtel Puerto Rico that is or will be issued and outstanding as of the Closing is or will beat such time duly authorized, validly issued, fully paid and non-assessable, and free and clear of any Liens. Except as otherwise contemplated by this Agreement or the other Transaction Documents, (i) there are no restrictions on the transfer of shares of capital stock of Mtel Puerto Rico other than those imposed by relevant state and federal securities laws, (ii) there are no agreements, understandings, proxies, trusts or other collaborative arrangements concerning the voting, pledge, purchase and sale, or other transfer of the capital stock of Mtel Puerto Rico to which

Mtel Puerto Rico is a party or, to the knowledge of Mtel Puerto Rico, to which any other person is a party, and (iii) no holder of any security of Mtel Puerto Rico is entitled to preemptive, first refusal or similar statutory or contractual rights, arising pursuant to any agreement or instrument to which Mtel Puerto Rico is a party, or which are otherwise binding upon Mtel Puerto Rico or, to the knowledge of Mtel Puerto Rico, to which any other person is a party. To the knowledge of Mtel Puerto Rico, Mtel Puerto Rico does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof, and no person has demand or other rights to cause Mtel Puerto Rico to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to any securities of Mtel Puerto Rico, or any right to participate in any such registration.

                (b) Except as set forth on Schedule 2.3 hereof and except for the Mtel LATAM Preferred Shares, there are no outstanding securities convertible into or exchangeable or exercisable for any shares of the capital stock of Mtel Puerto Rico, nor are there outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of the capital stock of Mtel Puerto Rico or any securities convertible into or exchangeable or exercisable for any shares of such capital stock.

          2.4.  Authorization; Valid and Binding Agreements.  Mtel Puerto Rico
                -------------------------------------------
has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform all of its obligations and undertakings hereunder and thereunder and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance by Mtel Puerto Rico of its obligations hereunder and thereunder, and the issuance and sale of the Preferred Shares have been duly authorized by all necessary corporate action including Board of Directors approval on the part of Mtel Puerto Rico. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by Mtel Puerto Rico. Assuming due authorization, execution and delivery by the Purchaser, this Agreement and the other Transaction Documents to which it is a party constitute legal, valid and binding obligations of Mtel Puerto Rico, enforceable against Mtel Puerto Rico in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect affecting creditors' rights generally and (ii) general principals of equity (regardless of whether the application of such principals is considered in a proceeding in equity or at law).

          2.5.  Financial Statements.
                --------------------

                (a) Mtel Puerto Rico has delivered to the Purchaser copies of the following financial statements: (i) the audited Financial Statements (as defined below) of Mtel Puerto Rico as of and for the fiscal year ended December 31, 1995, together with reports thereon of Mtel Puerto Rico's independent public accountants and (ii) the unaudited trial account balances of Mtel Puerto Rico as of and for the six month period ended June 30, 1996. "Financial Statements" shall mean the balance sheet as of the date indicated and the related statements of operations, cash flows and changes in shareholders' equity (including all related notes and schedules thereto) for the period indicated. The Financial Statements referred to in clauses (i) and (ii) are collectively referred to herein as the "Mtel Puerto Rico Statements."

                (b) All of the audited Mtel Puerto Rico Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") , except as set forth in the notes thereto and all of the Mtel Puerto Rico Statements accurately set forth and fairly present in all material respects the financial position and results of operations of Mtel Puerto Rico as of the respective date thereof and for the respective period covered thereby.

          2.6.  Undisclosed Liabilities.  As of the date hereof, except for
                -----------------------
liabilities (i) reflected on or reserved against on the balance sheet as of December 31, 1995 or June 30, 1996 of Mtel Puerto Rico or disclosed in any note thereto provided to the Purchaser, (ii) incurred in the ordinary course of Mtel Puerto Rico's business, (iii) set forth on Schedule 2.6 hereof, or (iv) contemplated by this Agreement, Mtel Puerto Rico has no liabilities (absolute, accrued, contingent or otherwise) which would be required by GAAP to be reflected on or reserved against the balance sheet of Mtel Puerto Rico.

          2.7.  No Conflicts, Violation, Etc.  The execution and delivery by
                ----------------------------
Mtel Puerto Rico of this Agreement and the other Transaction Documents to which it is a party does not, and the performance by Mtel Puerto Rico of its obligations under this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, will not: (a) conflict with or result in a violation or breach of any provision of the certificate of incorporation or by-laws of Mtel Puerto Rico;
(b) conflict with or result in a violation or breach of any law, regulation, rule, judgment, decree or order of any court or governmental authority to which Mtel Puerto Rico may be subject; (c) cause or give a right to cause the acceleration of the maturity of any debt or obligation of Mtel Puerto Rico; or
(d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of any Lien upon any property of Mtel Puerto Rico under, any agreement to which Mtel Puerto Rico is a party or by which Mtel Puerto Rico is bound except, in the case of clauses (b), (c) and (d) above, for such violations, conflicts or defaults which would not have a Material Adverse Effect or to those as to which requisite waivers or consents have been obtained.

          2.8.  Consents.
                --------

                (a) Assuming the accuracy of the representation of the Purchaser set forth in Section 3.5 hereof, no consents, approvals, actions or authorizations of, or registrations, declarations or filings with or notices to, any administrative, governmental or other public authority are required to be obtained or made by Mtel Puerto Rico in connection with (i) the execution, delivery or performance of this Agreement and the other Transaction Documents to which it is a party, (ii) the consummation of the transactions contemplated hereby and thereby, or (iii) the issuance of the Preferred Shares, except where the failure to obtain such consent, approval, action or authorization or make such registration, declaration or filing would not have a Material Adverse Effect.

                (b) Mobile Telecommunication Technologies Corp., a Delaware corporation ("Mtel"), has taken all actions necessary to designate Mtel Puerto Rico as an "Unrestricted Subsidiary" pursuant to the Indenture, as amended, dated December 29, 1994 between Mtel and Texas Commerce Bank National Association and the Credit, Security, Guaranty and Pledge Agreement, dated as of December 21, 1995, as amended, among Skytel Corp., Mtel, the Subsidiaries of Mtel referred to therein, the lenders referred to therein, The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent for the lenders, Credit Lyonnais New York Branch, as documentation agent, and J.P. Morgan Securities, Inc., as co-syndication agent.

          2.9.  Exemption from Securities Act.  Assuming that the
                -----------------------------
representations, warranties and acknowledgments of the Purchaser provided for in
Section 3.5 of this Agreement or otherwise contained herein are true and correct, the sale of the Preferred Shares pursuant to this Agreement will be exempt from the registration provisions of the Securities Act, and the registration provisions of any blue sky or other state securities law or regulation (hereinafter collectively referred to as "blue sky laws") of any applicable jurisdiction.

          2.10. Litigation.  There are no actions, suits, proceedings pending
                ----------
or, to the knowledge of Mtel Puerto Rico, threatened, against Mtel Puerto Rico in any court or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement, any Transaction Document or the issuance of the Preferred Shares, or which, if adversely determined, would have a Material Adverse Effect.

          2.11. No Material Adverse Change.  Except as set forth in the June
                --------------------------
30, 1996 Mtel Puerto Rico Financial Statement, since December 31, 1995, there has not been a Material Adverse Effect.

          2.12. Compliance with Laws.  Mtel Puerto Rico is not in violation of
                --------------------
any statutes, laws, ordinances, governmental rules or regulations or any judgment, order or decree (federal, state, local or foreign) to which it is subject and has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except for such violations or failures to obtain as would not have a Material Adverse Effect.

          2.13. Certificates, Authorizations, Permits and Licenses.
                --------------------------------------------------

                (a) Mtel Puerto Rico possesses such certificates, authorizations and permits issued by the appropriate federal, state and foreign regulatory agencies or bodies as are necessary to conduct its business as now operated, except where the failure to possess the same would not have a Material Adverse Effect.

                (b) All paging and messaging licenses, permits, and similar regulatory documents which are material to the business or operations of Mtel Puerto Rico (the "Licenses") are in full force and effect and free and clear of all Liens which have been imposed by an action of Mtel Puerto Rico and such validity and effectiveness have not been impaired by the passage of any law, statute, or regulation by any governmental authority in an applicable jurisdiction since the granting or assignment of the License. Mtel Puerto Rico is not, and has not received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under, or has violated, any such License. Mtel Puerto Rico has the right to use, and following the Closing will have the right to use, the necessary licenses to operate its paging and messaging services on the 931.9375 MHz frequency.

          2.14. Affiliate Transactions.  Schedule 2.22 lists (i) all material
                ----------------------
contracts, arrangements or transactions between, on the one hand, Mtel Puerto Rico and, on the other hand, Mtel LATAM or any of Mtel LATAM's affiliates including, without limitation, Mtel and Mtel International and (ii) any agreements to enter into any such contracts, arrangements or transactions.

          2.15. Brokers.  Except as previously disclosed in writing to the
                -------
Purchaser, neither Mtel LATAM nor Mtel Puerto Rico has dealt with any broker, finder, commission agent or other person in connection with the sale of the Preferred Shares and the transactions contemplated by this Agreement, and neither of them is under any obligation to pay any broker's fee or commission in connection with such transactions.

          3.    Representations and Warranties of the Purchaser.  The Purchaser
                -----------------------------------------------
represents and warrants to Mtel Puerto Rico as follows:

          3.1.  Organization.  The Purchaser is a limited partnership duly
                ------------
formed, validly existing and in good standing under the laws of the Cayman Islands. Purchaser has full partnership power and authority to own and operate its assets and properties and carry on its businesses as presently conducted.

          3.2.  Authority.  The Purchaser has all requisite power and authority
                ---------
to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform all of its obligations and undertakings hereunder and thereunder and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which the Purchaser is a party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Purchaser. This Agreement and the other Transaction Documents to which the Purchaser is a party have been duly and validly executed by the Purchaser. Assuming due authorization, execution and delivery by Mtel LATAM and Mtel Puerto Rico, this Agreement and the other Transaction Documents to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

          3.3.  Consents.  No consents, approvals, actions or authorizations of,
                --------
or registrations, declarations or filings with or notices to, any administrative, governmental or other public authority in the Cayman Islands are required to be obtained or made by the Purchaser in connection with (i) the execution, delivery or performance of this Agreement and the other Transaction Documents or (ii) the consummation of the transactions contemplated hereby and thereby except for as required by reasons pertaining specifically to Mtel Puerto Rico or except where the failure to obtain such consent, approval, action or authorization or make such registration, declaration or filing would not have a Material Adverse Effect and would not have a material adverse effect on the consummation of the transactions contemplated hereby.

          3.4.  No Conflicts, Violation, Etc.  The execution and delivery by
                ----------------------------
Purchaser of this Agreement and the other Transaction Documents to which it is a party does not, and the performance by Purchaser of its obligations under this Agreement and the other

Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or result in a violation or breach of any provision of the limited partnership agreement or other organizational documents of Purchaser; (b) conflict with or result in a violation or breach of any law, regulation, rule, judgment, decree or order of any court or governmental authority to which Purchaser may be subject; or (c) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of any Lien upon the Preferred Shares under, any agreement to which Purchaser is a party or by which Purchaser is bound except, in the case of clauses (b) and (c) above, for such violations, conflicts or defaults which would not have a Material Adverse Effect or to those as to which requisite waivers or consents have been obtained and would not have a material adverse effect on the transactions contemplated hereby.

          3.5.  Purchase for Investment.  The Purchaser represents that (i) it
                -----------------------
is acquiring the Preferred Shares for its own account, for investment purposes only and not with a view to the resale or distribution thereof or with any present intention of distributing or selling any of the Preferred Stock, it being understood that the right to dispose of such Preferred Shares shall be entirely within the discretion of the Purchaser; (ii) it has authority to make the representations contained in this Article 3; (iii) it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Shares and is capable of bearing the economic risk of such investment, including a complete loss of the investment in the Preferred Stock; (iv) it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act or a similar institutional investor; (v) it is acquiring all the Preferred Shares to be acquired by it hereunder with no view or intention to offer for sale any of the Preferred Shares in a manner that would violate federal or state securities laws; subject, however, to any requirement of law that the disposition of its property shall at all times be and remain within its control;
(vi) it is aware that the Preferred Shares, and any shares issuable upon the exchange of the Preferred Shares, have not been and, subject to the terms of the Stockholders Agreement, will not be registered under the Securities Act and may not be offered or sold within the United States to, or for the account or benefit of, U.S. persons, except as provided below; and (vii) it has received the information it has requested in connection with its execution of this Agreement and its purchase of the Preferred Shares, and has been given the opportunity and right to meet, and to ask questions and receive answers from, the representatives of Mtel and to investigate and inquire into all aspects of Mtel Puerto Rico and the terms and conditions of the purchase of the Preferred Shares.

          The Purchaser agrees that the following restrictive legends will be placed on certificates representing any or all of the Preferred Shares and that transfer of any or all of the Preferred Shares may be refused by Mtel LATAM's transfer agent unless such transfer is in accordance with the terms of this Agreement and the Stockholders Agreement:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS, AS SPECIFIED IN A STOCKHOLDERS AND EXCHANGE RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 19, 1996 (THE "STOCKHOLDERS AGREEMENT"), COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF MTEL PUERTO RICO, INC. ("MTEL PUERTO RICO") AND WHICH WILL BE FURNISHED WITHOUT CHARGE TO A STOCKHOLDER UPON WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

          NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED IN VIOLATION OF ANY SUCH LAWS THAT ARE APPLICABLE.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO OPTIONAL AND MANDATORY EXCHANGE RIGHTS, PURSUANT TO WHICH THESE SECURITIES WILL BE EXCHANGED FOR PREFERRED STOCK OF MTEL LATIN AMERICA, INC. IN ACCORDANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT AND MAY BE REDEEMED AT THE OPTION OF MTEL PUERTO RICO UNDER CERTAIN CIRCUMSTANCES."

          The Preferred Shares shall not be assigned, transferred, pledged, hypothecated or otherwise conveyed or encumbered by the Purchaser, except (i) to Mtel LATAM or Mtel Puerto Rico or (ii) with the written consent of Mtel LATAM and Mtel Puerto Rico.

          4.    Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          5.    Successors and Assigns.  Neither the Purchaser's nor Mtel Puerto
                ----------------------
Rico's rights or obligations under this Agreement may be assigned, except for an assignment by the Purchaser of its Preferred Shares and its rights and obligations under this Agreement to an affiliate of the Purchaser that is controlled by the general partner of the Purchaser; provided, however, that (i) such affiliate is financially able to meet the obligations of the Purchaser hereunder and under the Transaction Documents; and (ii) such affiliate's assets are not "Plan Assets" as such term is defined in Title I of ERISA. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section 5, the provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          6.    Collateral Agreements, Amendments and Waivers.  This Agreement
                ------------------------------------- -------
(together with the documents delivered pursuant hereto) supersedes all prior documents, understandings and agreements, oral or written, relating to this transaction and, except for any confidentiality agreement currently existing between the parties, constitutes the entire understanding between the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement may be made only by an instrument in writing executed by all of the parties to this Agreement.

          7.    Expenses.  Each party shall pay all costs and expenses incurred
                --------
by it in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

          8.    Invalid Provisions.  If any provision of this Agreement is held
                ------------------
to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof, provided that if such provision may not be so modified such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

          9.    Notices.  In any case where any notice or other communication is
                -------
required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this Section 14) such notice or communication shall be in writing and (a) personally delivered, (b) sent by registered United States mail, postage prepaid, return receipt requested, (c) transmitted by telecopy or (d) sent by way of a recognized overnight courier service, postage prepaid, return receipt requested with instructions to deliver on the next business day, in each case as follows:

          If to Mtel Puerto Rico, to:

          Mobile Telecommunication
          Technologies Corp.
          200 South Lamar Street
          Security Centre, South Building
          Jackson, Mississippi  39201
          Attention:  Leonard G. Kriss, Esq.
          Telecopy:  (601) 944-7291

          with a copy to:

          Mobile Telecommunication
          Technologies Corp.
          200 South Lamar Street
          Security Centre, South Building
          Jackson, Mississippi  39201
          Attention:  Leonard G. Kriss, Esq.
          Telecopy:  (601) 944-7291

          If to the Purchaser, to:

          Newbridge Latin America, L.P.
          201 Main Street
          Suite 2420
          Fort Worth, Texas  76102
          Attention: Richard P. Schifter/James O'Brien
          Telecopy: (817) 871-4010

          with a copy to:
          Arnold & Porter
          555 Twelfth Street, N.W.
          Washington, D.C.  20004
          Attention:  Neil M. Goodman
          Telecopy:  (202) 942-5999

          All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, (ii) on the fifth day following posting if by registered United States mail, (iii) when sent by confirmed telecopy or (iv) on the next business day following deposit with an overnight courier.

          10.   No Third-Party Beneficiaries. No person or entity not a party to
                ----------------------------
this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

          11.   Law Governing.  This Agreement shall be governed by, and
                -------------
construed and enforced in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts or choice of laws thereof.

          12.   Further Assurances.  Each party hereto or person subject hereto
                ------------------
shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

          13.   Headings.  The headings of the sections and subsections of this
                --------
Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

          14.   No Recourse Against Others.  No director, officer, employee or
                --------------------------
stockholder, as such, of Mtel Puerto Rico shall have any liability for any obligations of Mtel Puerto Rico under the Preferred Stock or for any claim based on, in respect or by reason of, such obligations or their creation. The Purchaser, by execution of this Agreement, waives and releases all such persons from all such liabilities.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                            MTEL PUERTO RICO, INC.



                                            By: /s/ John E. Welsh
                                               ----------------------------
                                               Name: John E. Welsh III
                                               Title: Vice Chairman


                                            NEWBRIDGE LATIN AMERICA, L.P.

                                            By:  LATAM GP, L.P.
                                            By:  LAF Advisors, L.L.C.



                                            By: /s/ Richard P. Schifter
                                               ----------------------------
                                               Name: Richard P. Schifter
                                               Title: